3DSYSTEMS™

Conference Call and Webcast
November 19, 2012





Presenters

Stacey Witten	• Investor Relations Manager
Abe Reichental	• President & Chief Executive Officer
Damon Gregoire	• Senior Vice President & Chief Financial Officer
Andrew Johnson	• Vice President & General Counsel

Welcome Webcast Viewers

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Forward Looking Statements

This presentation contains forward-looking statements, as defined by federal and state securities laws. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on this message including those set forth below. In addition, we undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of the information or to reflect the occurrence or likelihood of unanticipated events, and we disclaim any such obligation.

Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. 3D System's actual results could differ materially from those stated or implied in forward-looking statements. Past performance is not necessarily indicative of future results. We do not intend to update these forward looking statements even though our situation may change in the future. Further, we encourage you to review the risks that we face and other information about us in our filings with the SEC, including our Annual Report on Form 10-K which was filed on February 23, 2012. These are available at www.SEC.gov.

Opening Remarks

Abe Reichental, President & CEO





www.3dsystems.com NYSE: DDD

Opening Remarks

- We would like to call to your attention that several recently published online articles contain materially false statements and erroneous conclusions that we believe defamed the company and its reputation and resulted in losses to our shareholders.

- We respect opposing views on our company's strategy and valuation and generally refrain from commenting on such analysis.

- We believe that these recent articles cross the line and are based on blatantly false statements and fabricated allegations that are designed to damage our reputation and impair our ability to operate for the benefit of our customers and shareholders.

- We reaffirm the accuracy of our public filings and accounting methods in all respects, and are pursuing legal remedies to hold those responsible parties accountable for what appears to be malicious, irresponsible and self-serving articles.

Growth Initiatives

Accelerate 3D printer penetration

Grow healthcare solutions

Integrate 3D authoring solutions to combine capture, mesh, surface, model and measure

Expand Quickparts services globally

Build significant consumer presence

Acquisitions Summary

Company	Acquired Date	Material To Revenue	Material To Technology
Expand Parts Services			
Acucast	October-09	✔	
Adva-Tech	November-09	✔	
Moeller	February-10	✔	
DPT	April-10	✔	
CEP	July-10	✔	
Protometal	July-10	✔	
Express Pattern	September-10	✔	
Provel	October-10	✔	
Quickparts	February-11	✔	
Accelerated Technologies	March-11	✔	
Print 3D	April-11		✔
Formero	September-11	✔	
Kemo	October-11	✔	
Paramount	April-12	✔	
TIM	October-12	✔	
Grow Healthcare Solutions			
Vidar Systems	January-12	✔	
Bespoke Innovations	May-12		✔

Company	Acquired Date	Material To Revenue	Material To Technology
Build Consumer Presence			
The3dStudio.com	May-11		✔
Freedom of Creation	May-11		✔
My Robot Nation	April-12		✔
Viztu Technologies	July-12		✔
Fresh Fiber	April-12		✔
Expand Printer Penetration			
Huntsman	November-11	✔	
Desktop Factory	August-09		✔
Bits From Bytes	October-10	✔	
National RP Support	January-11	✔	
Botmill	August-11		✔
Z Corporation	January-12	✔	
Integrate 3D Authoring Solutions			
Alibre	July-11	✔	
Rapidform	October-12	✔	
Sycode	April-11		✔

31 Acquisitions in Support of 5 Growth Initiatives

Acquisition Financing

$ in millions	Cash	Shares	Total
Purchase Consideration	$ 300.3	$ 16.0	$ 316.3

- From August 2009 to November 2012, we completed 31 acquisitions of which 10 were early stage technology startup investments that did not contribute materially to revenue.
- Management has never had any separate stake or ownership in any of the acquired companies.
- Shares issued by the company to the sellers as purchase consideration were issued in private transactions, exempt from registration under the Securities Act of 1933. The disclosure regarding the private transactions in our public filings is standard disclosure.

Acquisitions Link To Strategy

Expand Quickparts services
- Vertical integration
- Channel leverage, back-office efficiencies
- Proprietary cross selling technology platform

Accelerate Printer Penetration
- Extended portfolio
- Complete print engine and materials capabilities
- Channel amplification

Integrated 3D Authoring Platform
- Seamless CAD-to-print and scan-to-print
- Tools and Apps that expedite design-to-manufacturing productivity
- Democratization of content-to-print through affordability and utility

Build Consumer Presence
- Gamification of content creation tools
- Aggregation and leverage of sensing and photogrammetry
- Awesome and affordable cloud and home printing

Grow Healthcare Solutions
- Leverage personalized medical device capabilities
- Disrupt with scan-to-print medical office technology
- Improve treatment outcomes

Acquisition Track Record Aug 2009-Nov 2012

We acquired 31 companies from August 2009 to November 2012

15 related to on-demand parts services growth	5 building blocks for consumer growth	6 related to printers initiative	3 related to 3D authoring solutions	2 related to healthcare solutions

We primarily paid cash for these acquisitions

Invested ~$316 million in acquisitions primarily in cash with 5% stock portion	Generated ~$109 million cash from operations reflecting partial contribution from acquired businesses

We expanded gross profit margins from September 2010 to September 2012

On-demand parts services gross profit margins expanded ~1,640 basis points	Consolidated gross profit margins expanded ~640 basis points

R&D Investments & Effectiveness



Nine Months R&D Spending
$20
$15
$10
$5
$0
$ in millions
$ 8.0
$ 9.7
$ 15.4
2010
2011
2012

We invested a total $316.3 million in acquisitions, inclusive of $19.6 million paid for pure technology acquisitions



Nine Months New Products Revenue
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$ in millions
$36.6
$ 50.5
$ 89.0
2010
2011
2012

We commercialized 11 new products during Nine Months 2012

3DSYSTEMS™

Fact Checking & Affirming Accuracy Of Reporting

Damon Gregoire, Senior Vice President, Chief Financial Officer





www.3dsystems.com NYSE: DDD

Revenue Growth

$ in millions


Third Quarter
Printers & Other Products
2011
$ 14.8
2012
$34.1
130%
Print Materials
2011
$ 18.5
2012
$ 25.5
38%
Services
2011
$ 24.3
2012
$ 31.0
28%
Healthcare
2011
$ 7.2
2012
$ 12.1
67%
57% total revenue growth
26% organic revenue growth


Nine Months
Printers & Other Products
2011
$ 44.5
2012
$ 84.9
91%
Print Materials
2011
$ 50.5
2012
$ 76.4
51%
Services
2011
$ 65.6
2012
$ 90.8
39%
Healthcare
2011
$ 19.9
2012
$ 36.2
82%
57% total revenue growth
24% organic revenue growth

Organic Growth Calculation Methodology

Organic Growth Calculation Example:

- Assume acquisitions at January 1st of a year added:

	Year 1	Year 2	Year 3	Year 4
Core revenue	$ 100.0	$ 120.0	$ 144.0	$ 173.0
Acquisition one	-	$ 10.0	$ 15.0	$ 20.0
Acquisition two	-	-	$ 10.0	$ 15.0
Total revenue	$ 100.0	$ 130.0	$ 169.0	$ 208.0
Organic revenue growth	-	$ 20.0	$ 29.0	$ 39.0
Organic growth rate	-	20.0%	22.3%	23.1%

Organic growth rate is calculated taking incremental organic revenue growth and dividing it by prior year total revenue

10 start-up acquisitions did not have material revenue

16 acquisitions added significant technology building blocks

6 acquisitions contributed to our print engines portfolio

Actual Q3 2012 Organic Growth Calculation

	Q3 2010	Q3 2011	Q3 2012
Core revenue	$ 41.5	$ 46.3	$ 72.6
Acquired revenue	-	11.2	$ 17.9
Total revenue	$ 41.5	$ 57.5	$ 90.5
Organic revenue growth	-	$ 4.8	$ 15.1
Organic growth rate	-	12%	26%

Based on actual acquisition anniversary dates

Acquired revenue consists of revenue from Formero, Kemo, Huntsman, Z Corp, Vidar, Fresh Fiber, My Robot Nation, Paramount, Bespoke, Viztu

The Q3 2012 organic growth rate [26%] is calculated taking incremental organic revenue growth [$15.1] and dividing it by prior year total revenue [$57.5]

Actual 9 Months 2012 Organic Growth Calculation

	2010	2011	2012
Core revenue	$ 108.3	$ 129.4	$ 199.2
Acquired revenue	-	31.2	$ 52.9
Total revenue	$ 108.3	$ 160.6	$ 252.1
Organic revenue growth	-	$ 21.1	$ 38.6
Organic growth rate	-	20%	24%

Based on actual acquisition anniversary dates

Acquired revenue consists of revenue from Formero, Kemo, Huntsman, Z Corp, Vidar, Paramount and although not material also includes revenue from Fresh Fiber, My Robot Nation, Bespoke, Viztu, and for a portion of the 9 month period also includes 3dStudio, Freedom of Creation and Botmill

The 2012 organic growth rate [24%] is calculated taking incremental organic revenue growth [$38.6] and dividing it by prior year total revenue [$160.6]

Non-GAAP Reconciliation

(in millions, except per share amounts)	Quarter Ended September 30, 2011	Quarter Ended September 30, 2012	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2012
GAAP Net Income	$ 7.2	$ 13.5	$ 27.4	$ 28.0
Adjustments (tax effected):				
Stock-based compensation	$ 0.6	$ 1.0	$ 1.8	$ 3.3
Amortization of intangibles (a)	$ 0.9	$ 2.7	$ 2.8	$ 8.6
Acquisition and severance expense	$ 0.4	$ 0.2	$ 1.2	$ 3.0
Non-cash interest expenses	-	$ 0.9	-	$ 2.6
Loss on conversion of convertible debt	-	$ 1.1	-	$ 1.1
Net gain on acquisitions and litigation settlements	-	($ 1.3)	-	($ 1.3)
Release of valuation allowance on deferred tax assets	-	-	($ 6.2)	-
Non-GAAP adjusted net income	$ 9.1	$ 18.2	$ 27.0	$ 45.3
Non-GAAP adjusted income per share – basic	$ 0.18	$ 0.33	$ 0.55	$ 0.86
Non-GAAP adjusted income per share – diluted	$ 0.18	$ 0.32	$ 0.53	$ 0.85

-Columns may not foot due to rounding

(a) Represents amortization expense for the quarters ended September 30, 2011 and 2012 of which $0.1 million each quarter, is included in cost of sales and the remaining $0.8 million and $2.6 million, respectively, is included in operating expenses. Represents amortization expense for the nine months ended September 30, 2011 and 2012 of which $0.2 million and $0.1 million respectively, is included in cost of sales and the remaining $2.6 million and $8.5 million, respectively, is included in operating expenses.

Factors Driving Our Printer Units Growth


Quarterly Units
Cumulative Units from Q1 2011
Q1 2011
Q2 2011
Q3 2011
Q4 2011
Q1 2012
Q2 2012
Q3 2012

Effective way in which we increased our reseller channel from 165 to 420 over the past nine months through acquisitions

Continued shifting of our production and professional printers towards lower priced printers that are capable of generating comparable materials revenue to our more expensive printers

Ongoing successful new printer development and commercialization program, that resulted in 11 new printer introductions over the past two years

Focused demand generation from cross selling our Quickparts service customers

Pruning of older duplicate or underperforming printers

Cash Generation From Sept 2009 To Sept 2012

Since September 2009, our cash on hand increased $160.0 million after excluding $317.9 million of proceeds from capital markets and payment of $264.2 million for acquisitions*

We generated $109.0 million of cash flow from operations over that period

All acquisitions are fully integrated into our business and none are operating as a separate entity, delivering maximum leverage and synergies

*does not include the Rapidform and TIM acquisitions completed after the quarter ended September 30, 2012 ($35.8 million)

Insider Holdings

	2012 Proxy	Current Holdings
Total Shares Held by Insiders*	5,041,474	4,851,423

- Insiders believe that our company is a solid long term investment, as evidenced by their long term holdings
- During 2012 some 950,000 options were exercised by insiders. These options were due to expire by 2013
- 20,000 options remaining among all insiders from legacy option plan that was terminated in early 2004
- The number of shares held by Abe Reichental, our President & CEO, increased from 758,232 shares to 1,189,379 shares after exercising his 800,000 options. The difference was primarily used to settle the option exercise costs and tax
- Wally Loewenbaum, Chairman of the Board, directly and indirectly holds 2,280,003 shares or 4% of total outstanding shares

*includes 6 independent directors, 5 named executive officers

Disclosures Compliance

- We file Form 8-Ks with financial statements and pro-forma information for all significant acquisitions as required by the SEC. We filed Form 8-Ks for Provel, Quickparts, Z Corporation and Vidar.
- We evaluate the intangible assets fair values and estimated useful lives for each acquisition individually as prescribed by acquisition accounting rules of US GAAP.
- Our financial statement disclosures comply with US GAAP and SEC regulations, and our disclosures are reviewed and updated each quarter with new disclosures implemented as required.
- Our Audit Committee of the Board reviews our financial statements prior to each and every SEC filing.
- Our financial statements are reviewed quarterly and audited and certified annually by BDO, the seventh largest global accounting firm.
- Our 2011 Form 10-K and our 2009 Form 10-K were both reviewed by the SEC.

Fact Check On 11-12-12 Seeking Alpha Article

In response to the article titled "3D Systems: Has the Printer Jammed" posted on SeekingAlpha.com on November 12, 2012, below is a non-exclusive list of assertions in that article that are materially inaccurate and false and the corresponding facts. This list has also been submitted to Seeking Alpha.

False allegation

- The tenth paragraph of the Acquisition Analysis section states, "… we need to back out the acquisitions' numbers to ferret out DDD's actual organic growth rate. Sadly, this cannot be done. DDD rarely discloses its acquisitions' revenues (or anything else)…."

Fact

We disclose organic growth rate on pages 20 and 25 of our 2012 third-quarter Form 10 Q, and each 10-Q from the second quarter of 2011 forward. We also state on pages 20 and 25 in our 2012 third quarter 10-Q what our growth would have been if we had prior year, pre-acquisition revenue. Since the fourth quarter of 2010, we also disclose organic growth rates in our quarterly earnings press release and each quarter's webcast slides. In the script of each recent webcast, we have also disclosed new product revenue and acquired revenue in dollars (even though you can calculate acquired revenue from our organic growth rate). Our most recent webcast discloses this information in the commentary with slide 9 noting acquired revenue of $52.9 for 9M 2012.

Fact Check On 11-12-12 Seeking Alpha Article

False allegation

- The 22nd and 23rd paragraphs of the Acquisition Analysis section state,
  "… Thirteen of the 24 (54%) were cash and stock deals…."
  "All of the disclosures of the thirteen cash and stock deals contain the bold type sentence. What is the nature of the private transactions? I found these disclosures in the 2011 10 K (p43)…
  "Net cash provided by financing activities increased to $210.0 million in 2011 from $1.0 million in 2010. Net cash provided by financing activities in 2009 was $0.3 million. The increase in 2011 primarily resulted from the previously discussed net proceeds of the common stock issuance and net proceeds of the convertible notes issuance and from $2.8 million of stock-based compensation proceeds….
  "The cash provided by financing activities in 2010 resulted primarily from higher stock option exercise activity….
  "This looks like members of the executive team are using their personal stock holdings earned via employee ownership schemes to buy into the acquisitions to the tune of $7.7M (2.8 + 4.9). This represents 97% of the stock paid in the eighteen stock-and-cash transactions in 2010 and 2011. This reeks of self-dealing. The stock portion of the total investment in 2011, for example, was only 3.3%. Clearly, the deals could have been consummated without the stock component. It appears that the executives are enriching themselves while enjoying the added benefit of avoiding SEC disclosure rules."

Fact Check On 11-12-12 Seeking Alpha Article

Fact

17 of the 29 transactions included shares of common stock issued by 3D Systems Corporation as part of the purchase consideration and the author has the shares transaction and total transaction count incorrect.

Furthermore, stock based compensation and option proceeds are separate from acquisitions. Stock issued for any acquisition is clearly broken out in the equity statement of every Form 10-Q and Form 10-K, as are grant and option proceeds. The proceeds from exercise of stock options in the cash flow statement are normal exercises of stock options by executives, all of which are disclosed properly to the SEC. The stock based compensation proceeds are related to the grants of shares of common stock to employees and directors, which is discussed further in the stock-based compensation footnote of each of our Form 10-Qs and Form 10-Ks. None of these transactions involved related parties or self-dealing in any way as alleged by the article's author. We strictly follow disclosure rules in this regard. In fact, in our second quarter Form 10-Q with the acquisition of Fresh Fiber, we noted that we were moving from a minority shareholder to majority owner through the acquisition of all outstanding shares. See footnote 2 on page 7 of our 2012 second quarter Form 10-Q.

Q&A Session

Out of respect for other conference call participants, please ask one question and then return to the queue to ask additional questions

Please direct all questions through the teleconference portion of this call

To ask questions:

- U.S.: 1-866-543-6407
- International: 1-617-213-8898
- Conference ID: 18116839

3D SYSTEMS™

Thank You





www.3dsystems.com NYSE: DDD

3DSYSTEMS™

Supplemental Information





www.3dsystems.com NYSE: DDD

Fact Check On 11-12-12 Seeking Alpha Article

In response to the article titled "3D Systems: Has the Printer Jammed" posted on SeekingAlpha.com on November 12, 2012, below is a non-exclusive list of assertions in that article that are materially inaccurate and false and the corresponding facts. This list has also been submitted to Seeking Alpha.

1) False allegation

- In the fifth paragraph of the introductory section, reference is made to consensus growth of 68% and 29%.

1) Fact

The consensus growth figures reported on Yahoo are 53% and 24%.

2) False allegation

- In the Acquisition Analysis section, the acquisition table denotes with a question mark that there is a third acquisition during 2009, and it indicates that we made 27 acquisitions.

2) Fact

The acquisition noted as unknown is discussed and included on slide 22 of our webcast regarding Q3 2009 results and is listed in several later investor presentations as the first acquisition that we completed in our current acquisition phase. In addition, the acquisition table is incomplete. It doesn't include the acquisitions of My Robot Nation, Bespoke, Paramount, and Fresh Fiber completed in 2012. Therefore the acquisition count throughout the entire article is incorrect.

Fact Check On 11-12-12 Seeking Alpha Article

3) False allegation

- In the Acquisition Analysis section, the seventh paragraph states: "When DDD buys a company, it immediately incorporates the acquisition's revenues into its own. This is how the CFO, Damon Gregoire, explained it in DDD's Q3 earnings call: "Specifically, we count newly acquired business revenue from the date of acquisition until its 12-month anniversary as acquired revenue. From its 12-month anniversary forward, we add the actual total first year revenue to our total base and count only the incremental revenue growth going forward on our total base as organic revenue." What he is saying is that DDD excludes the acquired firm's revenues prior to the acquisition date. The acquired revenue "grows" from zero on the date it is bought. The Z Corp/Vidar acquisition exemplifies the impact of this scheme."

3) Fact

The author describes the opposite of what we said in the earnings call, which had clear language, aided by an example.

4) False allegation

- The eighth paragraph of the Acquisition Analysis section states, Z Corp/Vidar revenue "counted as 'growth' overstates DDD's true growth rate."

4) Fact

It is counted as acquired growth, and the increased revenue over the prior year is accurately reported as growth, consistent with customary reporting standards.

Fact Check On 11-12-12 Seeking Alpha Article

5) False allegation

- The ninth paragraph of the Acquisition Analysis section states, "… total revenues of $251.1M representing yoy growth of 56%. If the Z Corp/Vidar revenues are backed out, then the total revenues are $210.9M."

5) Fact

Our reported revenue for the first nine months of 2012 was $252.1M and our reported overall growth rate was 57%. When Z Corp/Vidar revenues are subtracted, the total is $211.9M, not $210.9M.

6) False allegation

- The tenth paragraph of the Acquisition Analysis section states, "… we need to back out the acquisitions' numbers to ferret out DDD's actual organic growth rate. Sadly, this cannot be done. DDD rarely discloses its acquisitions' revenues (or anything else)…."

6) Fact

We disclose organic growth rate on pages 20 and 25 of our 2012 third-quarter Form 10 Q, and each 10-Q from the second quarter of 2011 forward. We also state on pages 20 and 25 in our 2012 third quarter 10-Q what our growth would have been if we had prior year, pre-acquisition revenue. Since the fourth quarter of 2010, we also disclose organic growth rates in our quarterly earnings press release and each quarter's webcast slides. In the script of each recent webcast, we have also disclosed new product revenue and acquired revenue in dollars (even though you can calculate acquired revenue from our organic growth rate). Our most recent webcast discloses this information in the commentary with slide 9 noting acquired revenue of $52.9 for 9M 2012.

Fact Check On 11-12-12 Seeking Alpha Article

7) False allegation

- Further in the tenth paragraph, the article states "… DDD rarely discloses its acquisitions, revenues (or anything else)…."

7) Fact

Our disclosures are in compliance with US GAAP. See acquisition disclosures in footnote 2 of our Form 10-Qs and footnote 3 of our Form 10-Ks. We also filed financial statements with historical results and proforma information as part of 8-Ks filed with the SEC for significant acquisitions (Provel, Quickparts, Z Corporation and Vidar).

8) False allegation

- The 11th through 16th paragraphs of the Acquisition Analysis section state the following:
  "Quickparts revenue for FY2011 should be $233,612 - 230,423 = $3,189. It stated, though, that 2011 revenues were $24,127 (this is acquired or 'growth' revenue from February through December). Prorating the revenue over 12 months increases the total to ~$26M. The revised consolidated revenue for the year should be, according to the information above, ~$256.4M. The numbers make no sense."
  "The Provel disclosure is also problematic."
  "Provel's annual revenue for 2010 should be: $163,965 - 159,868 = $4.1M. The math for 2009 yields $6.2M. The business appears to be declining. The 2010 revenue numbers fail to match again."
  "This is alarming. Mistakes like these should not be in a 10-K. Management either has a ludicrously poor eye for detail or it is hiding something. Neither scenario bodes well for investors."

Fact Check On 11-12-12 Seeking Alpha Article

8) Fact

There are no mistakes. Both Quickparts and Provel are accurate and appropriate disclosures, and Provel did decline. The $24,127 is revenue since acquisition, accurately reported in DDD revenue. The proforma revenue of $233,612 (as clearly noted on page F-19 of 2011 Form 10-K) includes the 2011, pre-acquisition portion compared to pro-forma 2010 revenue of combined Quickparts and 3D Systems revenue. This is clear methodology, following US GAAP requirements, and audited by external auditors. The same methodology was used for Provel (clearly noted on page F-21 of 2011 Form 10-K and page F-18 of 2010 Form 10-K). We also filed financial statements with historical results and proforma information as part of 8-Ks filed with the SEC.

9) False allegation

- The 19th paragraph of the Acquisition Analysis section states, "… I failed to find one bit of information about the 3D printer firm in any of its 10-K's. DDD does not even disclose the name."

9) Fact

The Desktop Factory name and description was disclosed in "Recent Developments" of the 2009 Q3 Form 10-Q (page 17 of Form 10-Q) and in the Q3 2009 webcast slides (slide 22 filed in 8-K).

Fact Check On 11-12-12 Seeking Alpha Article

10) False allegation

- The 21st paragraph of the Acquisition Analysis section states, "… The absence of any disclosure of revenue or operating results for 24 acquisitions out of 26 is troubling. DDD discloses minimal information for only two: Quickparts and Provel."

10) Fact

In addition to Quickparts and Provel, we also disclose Z Corp and Vidar, which the author admits later in the article.

Fact Check On 11-12-12 Seeking Alpha Article

11) False allegation

- The 22nd and 23rd paragraphs of the Acquisition Analysis section state,
  "... Thirteen of the 24 (54%) were cash and stock deals...."
  "All of the disclosures of the thirteen cash and stock deals contain the bold type sentence. What is the nature of the private transactions? I found these disclosures in the 2011 10 K (p43)...
  "Net cash provided by financing activities increased to $210.0 million in 2011 from $1.0 million in 2010. Net cash provided by financing activities in 2009 was $0.3 million. The increase in 2011 primarily resulted from the previously discussed net proceeds of the common stock issuance and net proceeds of the convertible notes issuance and from $2.8 million of stock-based compensation proceeds....
  "The cash provided by financing activities in 2010 resulted primarily from higher stock option exercise activity....
  "This looks like members of the executive team are using their personal stock holdings earned via employee ownership schemes to buy into the acquisitions to the tune of $7.7M (2.8 + 4.9). This represents 97% of the stock paid in the eighteen stock-and-cash transactions in 2010 and 2011. This reeks of self-dealing. The stock portion of the total investment in 2011, for example, was only 3.3%. Clearly, the deals could have been consummated without the stock component. It appears that the executives are enriching themselves while enjoying the added benefit of avoiding SEC disclosure rules."

Fact Check On 11-12-12 Seeking Alpha Article

11) Fact

17 of the 29 transactions included shares of common stock issued by 3D Systems Corporation as part of the purchase consideration and the author has the shares transaction and total transaction count incorrect.

Furthermore, stock based compensation and option proceeds are separate from acquisitions. Stock issued for any acquisition is clearly broken out in the equity statement of every Form 10-Q and Form 10-K, as are grant and option proceeds. The proceeds from exercise of stock options in the cash flow statement are normal exercises of stock options by executives, all of which are disclosed properly to the SEC. The stock based compensation proceeds are related to the grants of shares of common stock to employees and directors, which is discussed further in the stock-based compensation footnote of each of our Form 10-Qs and Form 10-Ks. None of these transactions involved related parties or self-dealing in any way as alleged by the article's author. We strictly follow disclosure rules in this regard. In fact, in our second quarter Form 10-Q with the acquisition of Fresh Fiber, we noted that we were moving from a minority shareholder to majority owner through the acquisition of all outstanding shares. See footnote 2 on page 7 of our 2012 second quarter Form 10-Q.

Fact Check On 11-12-12 Seeking Alpha Article

12) False allegation

- The 25th paragraph of the Acquisition Analysis section states, "Is management adding the revenue numbers of the undisclosed acquisitions to its base? There is no way to tell. This is suspicious."

12) Fact

It is disclosed. Organic growth is disclosed in 10-Qs (see pages 20 and 25 of Q3 2012 10 Q, attached as Annex C), reviewed by auditors, and is included on webcast presentations and in earnings press releases.

13) False allegation

- The 30th paragraph of the Acquisition Analysis section states, "Another disturbing aspect of its accounting of intangibles is the aggressive write-downs of licenses, patents and acquired technology. It appears that the useful lives of these acquired assets are only ~1 year. This contradicts its statement (2011 10-K, pF-12) about how it accounts for them."

Fact Check On 11-12-12 Seeking Alpha Article

13) Fact

It is unclear why the author believes licenses and patents are written down over 1 year. There have been no impairments or write downs and these intangibles have been amortized in accordance with our policy in the 10-K that states licenses and patent costs are amortized on a straight-line basis over their estimated useful lives, which are approximately seven to twenty years. The author also misquotes the 10-K as related to acquired software useful lives. We state that capitalized software amortization expense, included in cost of sales, is based on the straight-line method using an estimated useful life of one year in footnote 2 of the 10-K. It also states that capitalized software costs include internally developed software and certain costs that relate to developed software that the Company acquired through acquisition of businesses.

14) False allegation

- The first and second paragraphs of the Market Forces section states:

  "The industrial 3D printing market is still, by and large, a rapid prototyping market. It is nearly saturated. The demand for large ticket printers has been declining for some years. In an effort to maintain its unit growth, DDD has had to expand into the small volume user universe. Here is a statement from its 2003 10-K [emphasis added by author]:

  "The Company may experience significant quarterly fluctuations in gross margins or net income due to the impact of the mix of products, channels or geographic areas in which it sells its products from period to period. More recently, the Company's mix of products sold has reflected increased sales of

Fact Check On 11-12-12 Seeking Alpha Article

14) False allegation (cont)

- its lower-cost and smaller-frame systems, which have reduced gross margins compared to high-end stereolithography systems. If this trend continues over time, the Company may experience lower average gross margins and returns.
- "The next year, DDD began including a line item called "Price/Mix" in its disclosures on sales by product and sales by region (see income statement spreadsheet, last line). This looks like a reconciliation-type entry that management uses to isolate ASP and product mix variances with its business plan. The amount vacillated between positive and negative for several years but then turned starkly negative in 2009...."

14) Fact

The price/mix disclosures were added because they enhanced disclosures required by SEC regulations. Independent research, including the annually published Wohlers' Report, has indicated that the marketplace has expanded well beyond prototyping. In fact, the 2012 Wohler's Report has the industry growing at approximately a 17% CAGR, which does not imply saturation. Also, as we have stated publicly, about half of the professional and production units that we sell today go into manufacturing environments.

Fact Check On 11-12-12 Seeking Alpha Article

15) False allegation

- The first paragraph of the Cube: The Savior? Section states, "The profits are further downstream because the real money is not made until satisfied Cube users upgrade to a more sophisticated and expensive 3D printer. Until then, the objective is to get as many units in the field as possible and try not to lose too much money."

15) Fact

As we have stated publicly, the Cube® printer is profitable currently, and we are not subsidizing sales or losing money on the sale of the Cube or its print materials.